Exhibit 1


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints each of William Troy, Brett Bush and Michelle Lynd its true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Form 13F, and any amendments thereto, or in each case any related documentation which it may be required to be filed, and granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which it might or could do itself, hereby ratifying and confirming all that each said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of each of William Troy, Brett Bush and Michelle Lynd under this Power of Attorney shall continue with respect to each of the undersigned until each of the undersigned is no longer required to file Forms 13F, or any amendments thereto, unless revoked earlier in writing.


Date: November 9, 2006


                            GREYWOLF ADVISORS LLC
                            On its own behalf and as General Partner to Greywolf Capital Partners II LP

                              /s/ Jonathan Savitz
                            -----------------------------------
                            Name:  Jonathan Savitz
                            Title:  Senior Managing Member




                            GREYWOLF GP LLC
                            On its own behalf and as the general partner of Greywolf Capital Management LP (Greywolf Capital Management LP acting for itself and as Investment Manger to Greywolf Capital Overseas Master Fund and Greywolf High Yield Fund)

                             /s/ Jonathan Savitz
                            -----------------------------------
                            Name:  Jonathan Savitz
                            Title:   Managing Member